UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2006

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

UIL Holdings Corporation (“UIL”), through its subsidiary United Bridgeport Energy, Inc. (UBE), entered into an agreement to sell its 33 1/3% ownership interest in Bridgeport Energy, LLC (BE) effective January 31, 2006 to the majority owner of BE, an affiliate of Duke Energy, for $71 million.

BE is the owner of a 520 MW, gas-fired, combined cycle, electric generating facility located in Bridgeport, Connecticut. In the first quarter of 2005, UBE notified the majority owner that it would pursue its contractual rights to sell its 33 1/3% interest to the majority owner at fair market value, which subsequently resulted in the initiation of formal arbitration proceedings. The sale of UBE’s interest in BE will resolve certain matters in dispute between UIL and affiliates of Duke Energy, including the aforementioned formal arbitration. The sale is subject to approval by the Federal Energy Regulatory Commission and is expected to close in March 2006.

On February 3, 2006, UIL issued a press release announcing the execution of the agreement. The press release is attached as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits - The following exhibit is filed as part of this report:

99	Press release, dated February 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 02/03/06	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

99	Press Release dated February 3, 2006